Exhibit 99.2

NOTICE OF REDEMPTION

TO HOLDERS OF

4.125% EXCHANGEABLE SENIOR DEBENTURES DUE 2026

ISSUED BY

DIGITAL REALTY TRUST, L.P.

CUSIP Number: 25389J AA4

NOTICE IS HEREBY GIVEN pursuant to Section 3.02 of the Indenture, dated as of August 15, 2006 (the “Indenture”), among Digital Realty Trust, L.P., as issuer (the “Company”), Digital Realty Trust, Inc., as guarantor (the “Guarantor”), and Wells Fargo Bank, National Association, as trustee and paying agent (the “Trustee” or “Paying Agent”), that the Company intends to redeem in full any and all of the Company’s 4.125% Exchangeable Senior Debentures due 2026 (the “Debentures”) outstanding on August 18, 2011 (the “Redemption Date”) at a price equal to 100% of the principal amount of the Debentures plus $0.34375 per $1,000 principal amount of Debentures, which is the amount of accrued and unpaid interest thereon to, but excluding, the Redemption Date (the “Redemption Price”). As of July 13, 2011, there was outstanding $48,301,000 aggregate principal amount of the Debentures. All capitalized terms used but not specifically defined in this Notice of Redemption shall have the meanings given to such terms in the Indenture and the Debentures.

The Redemption Price will become due and payable on the Redemption Date, and unless the Company defaults in making payment of the Redemption Price, interest on the Debentures will cease to accrue on and after the Redemption Date. Payment of the Redemption Price will be made on or after the Redemption Date upon presentation and surrender of the Debentures to the Trustee, which will be acting as the Paying Agent, as follows:

Registered/Certified Mail:	Air Courier:	In Person:
Wells Fargo Bank, NA	Wells Fargo Bank, NA	Wells Fargo Bank, NA
Corporate Trust Operations P.O. Box 1517 Minneapolis, MN 55480-1517	Corporate Trust Operations N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	Northstar East Building 608 2nd Ave. So., 12th Floor Minneapolis, MN

The Trustee has informed the Company that, as of the date of this Notice of Redemption, all custodians and beneficial holders of the Debentures hold the Debentures through Depository Trust Company (“DTC”) accounts and that there are no certificated Debentures in non-global form. Accordingly, all Debentures surrendered for redemption hereunder will be delivered through the transmittal procedures of DTC and redeemed in accordance with the procedures of DTC.

Holders of the Debentures have the right to exchange their Debentures into the Guarantor’s common stock, par value $0.01 per share, subject to the terms, conditions and adjustments specified in the Indenture and the Debentures; however, Debentures may only be surrendered for exchange prior to 5:00 p.m., New York City time, on August 16, 2011, the second Business Day immediately prior to the Redemption Date. In addition, holders of record as of August 1, 2011 will not be entitled to the regularly scheduled August 15, 2011 interest payment if they surrender their Debentures for exchange prior to 5:00 p.m., New York City time, on August 15, 2011. The Debentures are currently exchangeable at an Exchange Price of $30.9857 per share and an Exchange Rate of 32.2730 shares of the Guarantor’s common stock per $1,000 principal amount of Debentures.

Questions and requests for assistance may be directed to the Trustee and Paying Agent at the address above or at telephone number (213) 614-2588, or to Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, CA 94105, Attn: Investor Relations, telephone number (415) 738-6500.

Wells Fargo Bank, National Association policy does not allow the safekeeping of securities within Corporate Trust Operations for a period of longer than 30 days. Please DO NOT submit your securities for payment more than 30 days in advance of the Redemption Date. A $25.00 wire transfer fee will be deducted by the Paying Agent from each payment requested to be made by wire. When inquiring about this redemption, please have the Debenture number available. Please inform the customer service representative of the CUSIP number of the Debentures. Customer service can be reached at (612) 667-9764 or toll free at (800) 344-5128.

IMPORTANT NOTICE

The Paying Agent may be obligated to withhold a percentage of the payment of interest and principal on the Debentures to a holder who has failed to certify that such holder is not subject to backup withholding. Holders of the Debentures who wish to avoid the application of these provisions should submit either a completed Internal Revenue Service (IRS) Form W-9 (use only if the holder is a U.S. person, including a resident alien), or the appropriate IRS Form W-8 (use only if the holder is neither a U.S. person nor a resident alien), when presenting the Debentures for payment. See IRS Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities. Publication 515 and IRS Forms W-9 and W-8 and instructions are available at www.irs.gov.

By:	Wells Fargo Bank, National Association, as Trustee and Paying Agent

Publication Date: July 14, 2011